Exhibit 99.2

For Immediate Release

Flight Technologies, Inc. AWSM Technology Update

Mystic, CT (November 7, 2006) - Flight Safety Technologies, Inc. (AMEX:FLT) Chairman Samuel A. Kovnat announced on November 6, 2006 during an interview in Wall Street.Net an update to the Company's schedule for testing of AWSM. The current schedule calls for initial AWSM emulation demos commencing in December, 2006.  These initial demos are planned as "canned emulations", that is, based on aircraft arrival data previously recorded by Socrates and Lidar sensors, during the September 2005 tests at Denver International Airport.  These emulation demos will also involve aircraft wake predictions which are being developed, and will be provided by NASA, and the emulation is intended to demonstrate how these predictions will be validated by the sensors. If these canned emulation demos prove successful, the Company plans to conduct what it refers to as "live emulation" demos commencing in the spring and summer of 2007.

Although the Company is continuing to seek further government funding, Mr. Kovnat confirmed it is committed to completing these demos within its budgeted investment planning, using some of its internal resources which are more than adequate for this purpose.

Mr. Kovnat also announced that the Company has received "expressions of interest" from U.S. Airports including Anchorage, Las Vegas, Honolulu, Miami and Memphis to explore "beta site" installations of the Company's AWSM technology.

AWSM, an acronym for Aircraft Wake Safety Management System, is a technology the Company is pursuing as an outgrowth of its SOCRATES® Aircraft Wake Vortex Sensor technology.

Additionally, Emirates Airlines in Dubai, United Arab Emirates has expressed interest in exploring a beta site AWSM installation. Emirates Air has given the company runway utilization data which the Company has utilized in a software program that will produce a business case cost/benefit analysis as a decision tool for Emirates Airlines' evaluation of the Company's AWSM technology.

The ability of the Company to proceed on any beta site installations of AWSM technology depends on many factors, including further successful development and testing of AWSM and procurement of funding and various governmental approvals. There can be no assurance the Company will succeed in such testing or obtaining such funding or approvals.

A complete transcript is available on the website of the Company at www.flysafetech.com.

About Flight Safety Technologies, Inc.

Flight Safety Technologies, Inc. is a development stage company pursuing advanced technologies aimed at enhancing safety, security and efficiency for the aviation industry.

The Company is currently pursuing three technologies called SOCRATES®, UNICORN™ and TIICM™:

●      SOCRATES® is an airport based laser acoustic sensor for the detection and tracking of wake vortex turbulence.

●      UNICORN™ is an airborne radar for collision avoidance using state of the art components to achieve low cost, small size and light weight.

●      TIICM™ is an airborne passive countermeasure system to protect airliners against the threat of certain terrorist missile attacks.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements identified by the use of words such as should, believes, plans, goals, expects, may, will, objectives, missions, or the negative thereof, other variations thereon or comparable terminology. Such statements are based on currently available information which management has assessed but which is dynamic and subject to rapid change due to risks and uncertainties that affect our business, including, but not limited to, the outcome of pending class action litigation alleging violations of federal securities laws, pending litigation challenging our rights to TIICM™, whether the government will implement WVAS at all or with the inclusion of a SOCRATES® wake vortex sensor, the impact of competitive products and pricing, limited visibility into future product demand, slower economic growth generally, difficulties inherent in the development of complex technology, new products sufficiency, availability of capital to fund operations, research and development, fluctuations in operating results, and other risks detailed from time to time in Flight Safety Technologies, Inc.'s filings with the Securities and Exchange Commission. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be forward looking statements. Forward looking statements involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated.

Contact:

Samuel A. Kovnat
Flight Safety Technologies, Inc.
(860) 245-0191
ir@flysafetech.com